Exhibit 16.1

January 6, 2016

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: Frontier Digital Media Group, Inc.

Commission File No. 333-205571

We have read the statements that we understand Frontier Digital Media Group, Inc. will be included under Item 4.01 of the Form 8-K report dated January 4, 2016 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Cutler & Co., LLC

Wheat Ridge, Colorado